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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 1, 2004




                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)




           Delaware                    1-12295                   76-0513049
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)




 500 Dallas, Suite 2500, Houston, Texas                              77002
(Address of principal executive offices)                          (Zip Code)




                          (713) 860-2500 (Registrant's
                     telephone number, including area code)






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Item 5.  Other Events.

On June 1, 2004, Genesis Energy, L.P. ("GELP") replaced its existing $65 million revolving credit agreement with Fleet National Bank ("Fleet"), as agent, with a new $100 million facility with Fleet as agent and letter of credit issuer. The new facility consists of a $50 million revolving line of credit for acquisitions and a $50 million working capital revolving credit facility. The new facility matures in June 2008. The facility was arranged through Bank of America Securities LLC. Five banks, including Fleet National Bank, participate in the facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

10.1 Credit Agreement Dated as of June 1, 2004 among Genesis Crude Oil, L.P., as the Borrower, Genesis Energy, Inc., as Guarantor, Genesis Energy, L.P., as Guarantor, Fleet National Bank, as Administrative Agent and L/C Issuer, US Bank as Syndication Agent, Guaranty Bank, as Documentation Agent, and The Other Lenders Party Hereto

99.1   Copy of Genesis Energy, L.P.'s press release dated June 2, 2004



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                GENESIS ENERGY, L.P.
                                                (A Delaware Limited Partnership)

                                            By: GENESIS ENERGY, Inc., as
                                                  General Partner


Date:  June 7, 2004                         By: /s/  ROSS A. BENAVIDES
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                                                Ross A. Benavides
                                                Chief Financial Officer